UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2011

San Juan Basin Royalty Trust
(Exact name of registrant as specified in the
Amended and Restated San Juan Basin Royalty Trust Indenture)

Texas (State or other jurisdiction of incorporation or organization)	1-8032 (Commission File Number)	75-6279898 (I.R.S. Employer Identification Number)

Compass Bank, Trust Department 2525 Ridgmar Boulevard, Suite 100 Fort Worth, Texas (Address of principal executive offices)		76116 (Zip Code)
Registrant’s telephone number, including area code: (866) 809-4553
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On January 21, 2011, the San Juan Basin Royalty Trust (the “Trust”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing, among other things, a monthly cash distribution to the holders of its units of beneficial interest of $4,008,923.07, or $0.086012 per unit, based principally upon production during the month of November 2010.
Item 8.01 Other Events.
     The Trust’s press release, a copy of which is attached hereto as Exhibit 99.1, also announced, among other things, the capital project plan for 2011 as delivered to it by the primary operator of certain properties located in northwestern New Mexico (the “Underlying Properties”). The principal asset of the Trust is a 75% net overriding royalty interest carved out of certain oil and gas leasehold and royalty interests in the Underlying Properties, and the capital expenditures made by the operator of the Underlying Properties may affect the net revenue to the Trust.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press release, dated January 21, 2011.
     In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANK, AS TRUSTEE FOR THE SAN JUAN BASIN ROYALTY TRUST (Registrant)
By:	/s/ Lee Ann Anderson
Lee Ann Anderson
Vice President and Senior Trust Officer

Date: January 24, 2011
(The Trust has no directors or executive officers.)